UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 6, 2018

Commission file no. 333-133184-12

Neiman Marcus Group LTD LLC
(Exact name of registrant as specified in its charter)

Delaware	20-3509435
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
One Marcus Square 1618 Main Street Dallas, Texas	75201
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (214) 743-7600

 Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⃞

Item 2.02          Results of Operations and Financial Condition

The following information is being furnished, not filed, pursuant to Item 2.02. Accordingly, this information will not be incorporated by reference into any registration statement filed by Neiman Marcus Group LTD LLC under the Securities Act of 1933, as amended, unless specifically identified as being incorporated therein by reference.

On June 6, 2018 Neiman Marcus Group LTD LLC issued a press release announcing its results of operations and financial condition for the fiscal third quarter ended April 28, 2018.  A copy of this press release is attached as Exhibit 99.1.

The press release contains information relating to EBITDA, Adjusted EBITDA and Free Cash Flow. Management has included this information because it believes it provides investors with useful information regarding our results from core operating activities and is a useful basis on which to measure the company's period-to- period performance.

Item 9.01          Financial Statements and Exhibits.

(d)     Exhibits:

Exhibit No.	Description
99.1	Press release issued June 6, 2018 announcing financial results for the fiscal third quarter ended April 28, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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NEIMAN MARCUS GROUP LTD LLC

Date:	June 6, 2018	By:	/s/ T. Dale Stapleton
		Name:	T. Dale Stapleton
		Title:	Senior Vice President and Chief Accounting Officer (principal accounting officer or the registrant)